NEWS RELEASE
Five Below, Inc. Announces Holiday Sales Results for Quarter-To-Date Through January 4, 2025
Reiterates Fourth Quarter and Full Year Fiscal 2024 Guidance, with Sales in the Upper Half of the Range

PHILADELPHIA, PA – (January 13, 2025) – Five Below, Inc. (NASDAQ: FIVE) ("Five Below" or the "Company") today announced net sales results for the quarter-to-date period from November 3, 2024 through January 4, 2025 ("Holiday Period"). Net sales for the Holiday Period increased by 8.7% to $1.19 billion from $1.10 billion in the comparable nine-week period from November 5, 2023 through January 6, 2024. Comparable sales for the Holiday Period decreased by 3.2%.

Tom Vellios, Executive Chairman and co-founder of Five Below, stated, "We were pleased to deliver holiday results in line with our plans. The increased focus on product, value and store experience to better engage our customers is underway. We are encouraged by early customer response to these investments, and we look forward to continuing to make progress in 2025. Based on our holiday results and forecast for January, we now expect to deliver fourth quarter sales in the upper half of our guidance range and are reiterating our EPS outlook."

Winnie Park, CEO of Five Below, added, "I am thrilled to have joined Five Below during the holiday season and to experience firsthand the magic that we bring to our customers. The passion of the crew across the stores, distribution centers and WowTown headquarters was evident. Together, we will deliver amazing, trend-right products at incredible value in a fun store experience that delights our customers.”

The Company's previously provided guidance given on its third quarter 2024 earnings call is below.

Fourth Quarter Fiscal 2024 Guidance
•Net sales of $1.35 billion to $1.38 billion
•An approximate 3% to 5% decrease in comparable sales
•Diluted income per common share of $3.15 to $3.33 on approximately 55.3 million diluted weighted average shares outstanding; Adjusted diluted income per common share(1) of $3.23 to $3.41
(1) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards, costs associated with cost-optimization initiatives and stock compensation benefits, net of income tax impacts.

Full Year Fiscal 2024 Guidance
•Net sales of $3.84 billion to $3.87 billion
•An approximate 3% decrease in comparable sales
•Diluted income per common share of $4.34 to $4.52 on approximately 55.3 million diluted weighted average shares outstanding; Adjusted diluted income per common share(2) of $4.78 to $4.96
(2)Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes inventory write-off, retention awards, stock compensation benefits, costs associated with cost-optimization initiatives, settlement of employment-related litigation, and asset disposal, net of income tax impacts.

As previously announced, management is scheduled to participate in a fireside chat today at 10:00 a.m. Eastern Time at the 2025 ICR Conference. The event will be webcast live at http://investor.fivebelow.com/investors/. An archived replay will be available two hours after the conclusion of the live event.

Non-GAAP Information:
This press release includes a projection for adjusted diluted income per common share, a non-GAAP financial measure. The Company believes that this non-GAAP financial measure not only provides its management with comparable financial data for internal financial analysis but also provides meaningful supplemental information to investors. Specifically, this non-GAAP financial measure allows investors to better understand the performance of the Company's business and facilitate a meaningful evaluation of its quarterly and fiscal year 2024 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2023 results. In evaluating this non-GAAP financial measure, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this filing. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. This measure is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company's strategy and expansion plans, risks related to our ability to attract, retain, and integrate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use; risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company's merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers' payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by teens and pre-teens. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,750 stores in 44 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, and Facebook @FiveBelow.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations
215-207-2658
InvestorRelations@fivebelow.com